Exhibit 23.1

                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

To the Stockholders and
      Board of Directors
GulfWest Energy, Inc.

We consent to the incorporation by reference, in the Registration Statements on Form S-1 (Reg. No. 333-116048) and related Prospectus, and on Form S-8 (Reg. No. 333-122987), of GulfWest Energy, Inc. of our reports dated March 29, 2005 with respect to the consolidated financial statements and financial statement schedule of GulfWest Energy, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Weaver and Tidwell, L.L.P.
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Dallas, Texas
March 29, 2005